Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-178171) of Golden State Water Company of our report dated February 26, 2014 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 26, 2014